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(KPMG Peat Marwick LLP Letterhead)

The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Fund D:


                       INDEPENDENT AUDITORS' CONSENT



We consent to the use of our reports included herein and to the reference to our Firm under the heading "AUDITORS" in Part B of the Registration Statement.



                                                    KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 28, 1999